As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-218116

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIDGELINE DIGITAL, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2263942
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

80 Blanchard Road
Burlington, MA 01803
(781) 376-5555
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael D. Prinn
Chief Financial Officer
Bridgeline Digital, Inc.
80 Blanchard Road
Burlington, MA 01803
(781) 376-5555
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to
Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
600 West Broadway, Suite 700
San Diego, CA 92101
(619) 272-7050

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

Bridgeline Digital, Inc. is hereby filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-218116), originally filed on May 19, 2017 (the “Registration Statement”), as an exhibit-only filing to file an opinion of Disclosure Law Group, a Professional Corporation, filed herewith as Exhibit 5.1 (the “Opinion”), as well as an updated consent from Marcum LLP, the Company's independent registered public accounting firm (together with the Opinion, the "Exhibits"). Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Exhibits filed herewith as Exhibits 5.1 and 23.1, respectively. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any unit agreement with respect to any unit issued hereunder
5.1+	Opinion of Disclosure Law Group, a Professional Corporation
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1+	Consent of Independent Registered Public Accounting Firm – Marcum LLP
23.2+	Consent of Disclosure Law Group, a Professional Corporation (included as part of Exhibit 5.1)
24	Power of Attorney (included on signature page of the Registration Statement on Form S-3, filed May 19, 2017)

*
To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
+

Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Massachusetts on June 30, 2017.

BRIDGELINE DIGITAL, INC.

By:	/s/ Roger Kahn
Roger Kahn
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	President and Chief Executive Officer	June 30, 2017
Roger Kahn	(Principal Executive Officer)

/s/ *	Executive Vice-President and	June 30, 2017
Michael Prinn	Chief Financial Officer (Principal Financial Officer)

/s/ *	Director	June 30, 2017
Kenneth Galaznik

/s/ *	Director	June 30, 2017
Joni Kahn

/s/ *	Director	June 30, 2017
Scott Landers

/s/ *	Director	June 30, 2017
Michael Taglich

* By	/s/ Roger Kahn
Roger Kahn, Attorney-in-Fact
June 30, 2017